EXHIBIT 23. CONSENT OF INDEPENDENT AUDITORS

           We consent to the incorporation by reference in this Annual Report (Form 10-K) of Eli Lilly and Company of our report dated January 31, 2000, included in the 1999 Annual Report to Shareholders of Eli Lilly and Company.

           We also consent to the incorporation by reference in Registration Statement Number 33-29482 on Form S-8 dated June 23, 1989, in Registration Statement Number 33-37341 on Form S-8 dated October 17, 1990, in Registration Statement Number 33-58466 on Form S-3 dated February 17, 1993, in Registration Statement Number 33-50783 on Form S-8 dated October 27, 1993, in Registration Statement Number 33-56141 on Form S-8 dated October 24, 1994, in Registration Statement Number 333-02021 on Form S-8 dated March 28, 1996, in Registration Statement Number 333-62015 on Form S-8 dated August 21, 1998, in Registration Statement Number 333-66113 on Form S-8 dated October 26, 1998, and in Registration Statement Number 333-90397 on Form S-8 dated November 5, 1999 of our report dated January 31, 2000 with respect to the consolidated financial statements incorporated by reference in the 1999 Annual Report (Form 10-K) of Eli Lilly and Company.

ERNST & YOUNG LLP

Indianapolis, Indiana
March 24, 2000